UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION On April 24, 2019, we filed with the Bankruptcy Court the Plan and related disclosure statement. The Plan provides for, among other things, (1) classification and treatment of various claims and equity interests, (2) a reduction of the Company’s liabilities upon emergence by approximately $2.2 billion as of March 31, 2019 on a pro forma basis, and (3) the recapitalization of the Company, as described above under “Offering Circular Summary—The Reorganization and Exit Financings.” The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018, the three months ended March 31, 2019 and the twelve months ended March 31, 2019 give effect to the Transactions contemplated by the Plan and our emergence from Chapter 11, including the settlement of various liabilities, securities issuances, incurrence of new indebtedness, including the notes offered hereby, and cash payments and asset and liability revaluation consistent with our reorganization value, in each case, as if they had occurred as of the beginning of the earliest period presented, and the unaudited pro forma condensed consolidated balance sheet gives effect to the Transactions contemplated by the Plan and our emergence from Chapter 11, including the settlement of various liabilities, securities issuances, incurrence of new indebtedness, including the notes offered hereby, and cash payments and asset and liability revaluation consistent with our reorganization value, in each case, as if they had occurred on March 31, 2019. Upon emergence from Chapter 11, we will adopt “fresh-start” reporting, which requires us to revalue our assets and liabilities to fair value. In estimating fair value, we based our estimates and assumptions on the guidance prescribed by ASC 820, “Fair Value Measurement.” Estimates or allocation of fair value between our assets and liabilities will change up to the first period reported after emergence from Chapter 11. To facilitate the calculation of the enterprise value of the successor company, management developed a set of valuations for the successor company using a number of estimates and assumptions. With the assistance of financial advisors, management determined the enterprise and corresponding equity value of the successor company based on the valuations using various valuation methods, including (1) a comparison of our projected performance to the market values of comparable companies; (2) a review and analysis of several recent transactions in our industry; and (3) a calculation of the present value of future cash flows based on our projections. The enterprise value, and corresponding equity value, are dependent upon achieving the future financial results set forth in our valuations, as well as the realization of certain other assumptions. There can be no assurance that the projections will be achieved or that the assumptions will be realized. All estimates, assumptions, valuations, appraisals and financial projections, including the fair value adjustments, the financial projections, the enterprise value and equity value projections, are inherently subject to significant uncertainties and the resolution of contingencies beyond our control. Accordingly, there can be no assurance that the estimates, assumptions, valuations, appraisals and the financial projections will be realized, and actual results could vary materially. The following unaudited pro forma condensed consolidated financial data is provided for illustrative purposes only and is based on available information and assumptions that we believe are reasonable. It does not purport to represent what our actual results of operations or financial position would have been had the transactions as contemplated in the Plan occurred on the dates indicated, or on any other date, nor is it necessarily indicative of our future consolidated results of operations or consolidated financial position after emergence. Our actual financial position and results of operations after emergence will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value or allocation of value not currently identified and changes in our operating results following the date of the unaudited pro forma condensed consolidated financial data. The Company has not provided earnings per share metrics as the number of shares to be issued has not yet been determined. 42

You should read this unaudited pro forma condensed consolidated financial data in conjunction with our consolidated financial statements, the related notes and other financial information contained elsewhere in this offering circular, as well as the other financial information incorporated by reference in this offering circular, and the sections titled “Offering Circular Summary—The Reorganization and Exit Financings” and “The Offering— Summary Historical and Unaudited Pro Forma Financial Data.” 43

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2019

(in millions)	March 31, 2019	Exit Financing Impacts	Fresh Start		Pro Forma March 31, 2019
Assets					
Current assets:					
Cash and cash equivalents (including restricted cash of $15)	$ 111	$ (50)			$ 61
Accounts receivable (net of allowance for doubtful accounts of $15)	496				496
Inventories	352		$ 40	A	392
Other current assets	67				67
Total current assets	1,026	(50)	40		1,016
Investment in unconsolidated entities	20				20
Other long-term assets	40				40
Property and equipment, net	824		946	B	1,770
Operating lease assets	99				99
Goodwill	108		129	C	237
Other intangible assets, net	25		1,310	D	1,335
Total assets	$ 2,142	$ (50)	$2,425		$4,517
Liabilities and Equity					
Current liabilities:					
Accounts payable	$ 354				$ 354
Debt payable within one year	3,875	$(3,783)			92
Interest payable	100	(98)			2
Income taxes payable	8				8
Accrued payroll and incentive compensation	47				47
Current portion of operating lease liabilities	23				23
Other current liabilities	105				105
Total current liabilities	4,512	(3,881)			631
Long-term liabilities:					
Long-term debt	94	1,650			1,744
Long-term pension and post-employment benefit obligations	215				215
Deferred income taxes	15		$ 327	E	342
Operating lease liabilities	76				76
Other long-term liabilities	196		(10)	F	186
Total liabilities	5,108	(2,231)	317		3,194
Equity					
Common stock	1	1	(1)	G	1
Paid-in capital	526	1,324	(526)	G	1,324
Treasury stock	(296)		296	G	—
Accumulated other comprehensive loss	(18)		18	G	—
Accumulated deficit	(3,177)	856	2,321	G	—
Total Hexion Inc. shareholder's (deficit) equity	(2,964)	2,181	2,108		1,325
Noncontrolling interest	(2)				(2)
Total (deficit) equity	(2,966)	2,181	2,108		1,323
Total liabilities and equity	$ 2,142	$ (50)	$2,425		$4,517

44

Unaudited Pro Forma Condensed Consolidated Statement of Operations Year Ended December 31, 2018 Pro Forma Year Ended Year Ended December 31, Exit Financing December 31, 2018 Impacts Fresh Start 2018 (in millions) Net sales......................................... $3,797 $3,797 Cost of sales ..................................... 3,226 $ 103 A 3,329 Gross profit ...................................... 571 (103) 468 Selling, general and administrative expense .......... 295 70 B 365 Gain on disposition ............................... (44) (44) Asset impairments ................................ 28 28 Business realignment costs......................... 29 29 Other operating expense, net ....................... 36 36 Operating income................................. 227 (173) 54 Interest expense, net .............................. 365 $(108) C (365) C 108 Other non-operating income, net.................... (12) (12) Loss before income tax and earnings from unconsolidated entities .......................... (126) (108) 192 (42) Income tax expense ............................... 40 (30) D 54 D 64 Loss before earnings from unconsolidated entities .... (166) (78) 138 (106) Earnings from unconsolidated entities, net of taxes . . . 3 3 Net loss ......................................... (163) (78) 138 (103) Net loss attributable to noncontrolling interest........ 1 1 Net loss attributable to Hexion Inc. ................. $ (162) $ (78) $ 138 $ (102) 45

Unaudited Pro Forma Condensed Consolidated Statement of Operations Three Months Ended March 31, 2019 Pro Forma Three Months Three Months Ended Ended March 31, Exit Financing March 31, 2019 Impacts Fresh Start 2019 (in millions) Net sales ...................................... $886 $886 Cost of sales ................................... 750 $ 56 A 806 Gross profit.................................... 136 (56) 80 Selling, general and administrative expense........ 91 (5) B 86 Business realignment costs ...................... 4 4 Other operating expense, net ..................... 8 8 Operating income .............................. 33 (51) (18) Interest expense, net ............................ 80 $ 27 C (80) C 27 Other non-operating income, net ................. (1) (1) Loss before income tax and earnings from unconsolidated entities........................ (46) (27) 29 (44) Income tax expense............................. 7 (8) D 9 D 8 Loss before earnings from unconsolidated entities...................................... (53) (19) 20 (52) Earnings from unconsolidated entities, net of taxes........................................ 1 1 Net loss ....................................... $(52) $(19) $ 20 $ (51) 46

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Last Twelve Months Ended March 31, 2019

(in millions)	Last Twelve Months Ended March 31, 2019	Exit Financing Impacts		Fresh Start		Pro Forma Last Twelve Months Ended March 31, 2019
Net sales	$3,737					$3,737
Cost of sales	3,187			$ 103	A	3,290
Gross profit	550			(103)		447
Selling, general and administrative expense	304			48	B	352
Asset impairments	3					3
Business realignment costs	24					24
Other operating expense, net	35					35
Operating income	184			(151)		33
Interest expense, net	362	$ 108	C	(362)	C	108
Other non-operating income, net	(12)					(12)
Loss before income tax and earnings from unconsolidated entities	(166)	(108)		211		(63)
Income tax expense	39	(30)	D	59	D	68
Loss before earnings from unconsolidated entities	(205)	(78)		152		(131)
Earnings from unconsolidated entities, net of taxes	3					3
Net loss	(202)	(78)		152		(128)
Net loss attributable to noncontrolling interest	1					1
Net loss attributable to Hexion Inc.	$ (201)	$ (78)		$ 152		$ (127)

47

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Data Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet The adjustments in the unaudited pro forma condensed consolidated balance sheet in the columns captioned “Exit Financing Impacts,” and “Fresh Start” reflect the effect of the consummation of the transactions contemplated by the Plan and our emergence from Chapter 11, including the settlement of various liabilities, issuance of new equity, incurrence of new indebtedness and cash payments as described below and as more fully described elsewhere in this offering circular. Exit Financing Impacts. Adjustments reflect the elimination of liabilities subject to compromise on our unaudited pro forma condensed consolidated balance sheet as if the Effective Date occurred on the unaudited pro forma condensed consolidated balance sheet date. The adjustments represent: • the discharge of $3,783 million debt related the Prior ABL Facility and the existing senior secured notes and debentures; • the issuance of $1,650 million of new debt as related to the Exit Financings, consisting of a $1,200 million Term Loan Facility and $450 million in notes offered hereby; • the estimated reduction of interest payable at March 31, 2019 of $98 million on a pro forma basis, based on our new capital structure; • the estimated net cash reduction of $50 million as a result of the Exit Financings, which includes the proceeds from the issuance of new debt, repayment of all amounts due under the Debtor-in-Possession Term Loan Facility and Debtor-in-Possession ABL Facility and cash paid for other exit expenditures; and • the issuance of $1,325 million of new equity as part of our Exit Financing and emergence from Chapter 11 and adjustments necessary to reset accumulated deficit under fresh start reporting. Fresh Start. At the effective date of our emergence, we anticipate meeting the requirements under ASC 852 for fresh start accounting. Fresh start accounting requires the revaluation of our tangible and intangible assets to fair value, resulting in a higher fair value of our existing tangible assets and the recognition of new intangible, amortizable assets, namely customer relationships, trademarks and technology. The effect of these fresh start adjustments is primarily to increase the depreciation and amortization charges relating to these tangible and intangible assets in reporting periods subsequent to the emergence date, which will primarily increase our cost of goods sold and selling, general and administrative expense and decrease gross profit and operating income in future periods. Fresh start accounting also requires us to eliminate all predecessor earnings or deficits in accumulated deficit and accumulated other comprehensive loss. Additionally, an adjustment was made to remove certain costs directly related to our bankruptcy proceedings. These adjustments reflect preliminary estimates and actual amounts to be recorded as of the effective date of emergence may be materially different from these estimates. Significant adjustments reflected in the pro forma condensed consolidated balance sheet based on the revaluation of assets and liabilities for fresh start are summarized as follows: A. Inventories. For purposes of the unaudited pro forma condensed consolidated financial statements, preliminary fair value of our inventory has been determined based on currently available information and certain assumptions, and may be different from the final estimate of fair value, and the difference could be material. A preliminary adjustment of $40 million was included to increase the value of our inventories to their estimated fair value, less costs to sell the inventories net of a reasonable profit allowance. B. Property, plant, equipment, net. The fair value of property, plant, equipment, net is estimated based on either a review and analysis of several recent transactions in our industry or a calculation of the present value of future cash flows based on our projections. A preliminary adjustment of $946 million was included to increase the net book value of our property, plant, equipment, net to their estimated fair value. The preliminary estimates 48 of the fair value of our property, plant and equipment and the associated depreciation expense included in the pro forma condensed consolidated financial statements, based upon a weighted average useful life of 18 years, could be different from the final values determined through fresh start reporting, and the difference could be material. C. Goodwill. As part of fresh start accounting, identifiable goodwill is required to be measured at fair value. A preliminary adjustment of $129 million was included to recognize the increase in the fair value of goodwill across our identified reporting units. These estimates of goodwill could be different from the final values determined through fresh start reporting, and the difference could be material. D. Other intangible assets, net. As part of fresh start accounting, identifiable intangible assets are required to be measured at fair value. A preliminary adjustment of $1,310 million was included to recognize the estimated fair value of certain of our customer relationships, trademarks and technology. Preliminary identifiable intangible assets are comprised of customer relationships of $858 million (estimated 20 year life), trademarks of $231 million (estimated 15 year life) and technology of $246 million (estimated 15 year life). These estimates of intangible assets could be different from the final values determined through fresh start reporting, and the difference could be material. E. Deferred income taxes. As part of fresh start accounting, we are required to remeasure our deferred tax positions. A preliminary adjustment of $327 million was included to increase our deferred tax liability as a result of additional estimated book basis allocated to our non-U.S. assets. A blended statutory tax rate of 28% was utilized. These estimates could be different from the final values determined through fresh start reporting, and the difference could be material. F. Other long-term liabilities. As part of fresh start accounting, existing deferred revenue balances are fully realized upon emergence as the performance obligation under the arrangement has been satisfied. A liability reduction of $10 million was included to recognize the realization of certain of the Company’s deferred revenue balances. G. Hexion Inc. stockholders’ equity. The adoption of fresh start reporting will result in a new reporting entity with no beginning retained earnings or accumulated deficit. Additionally, all treasury stock and accumulated other comprehensive income/loss will be reset under fresh start reporting. All common stock and paid-in capital of the predecessor company will be eliminated and replaced by the new equity structure of the Plan as presented in “Capitalization.” As discussed above, the $1,325 million represents the new equity value for the successor company, using various valuation methods to estimate fair value. At the adoption of fresh start reporting, we will also be required to remeasure other items on our balance sheet, including: operating lease assets and liabilities, foreign debt obligations, investments in unconsolidated entities, non-controlling interests, long-term pension and post-employment benefit obligations and others. These adjustments will be determined based on the facts, circumstances and relevant assumptions at the time of the adoption. Management has preliminarily assessed, based on its best available information, that book value approximates fair value for purposes of these pro forma financial statements. Adjustments at the time of adoption of fresh start reporting may be material. 49

Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Operations The adjustments in the unaudited pro forma condensed consolidated statements of operations reflect the effect of the consummation of the transactions contemplated by the Plan as if the Effective Date occurred at the beginning of the period presented. Significant adjustments reflected in the unaudited pro forma condensed consolidated statements of operations are summarized as follows: A. Cost of sales. Adjustments include: - an estimated increase of $40 million in operating costs associated with the realization of our increased inventory values (as will be determined through fresh start reporting) into earnings; and - an estimated increase in depreciation expense as a result of the estimated fresh start reporting adjustments for plant, property and equipment of $63 million for the year ended December 31, 2018 and the twelve months ended March 31, 2019 and $16 million for the three months ended March 31, 2019. B. Selling, general and administrative expense. Adjustments include: - an estimated decrease to eliminate the costs associated with our Chapter 11 proceedings as we would not expect these to continue after emergence from Chapter 11 of $22 million for the twelve months ended March 31, 2019 and for the three months ended March 31, 2019; - an estimated increase of amortization expense as a result of the estimated fresh start reporting adjustments for intangible assets of $65 million for the year ended December 31, 2018 and the twelve months ended March 31, 2019 and $16 million for the three months ended March 31, 2019; and - an estimated increase in depreciation expense as a result of the estimated fresh start reporting adjustments for plant, property and equipment of $5 million for the year ended December 31, 2018 and the twelve months ended March 31, 2019 and $1 million for the three months ended March 31, 2019. C. Interest expense. This adjustment reflects the elimination of interest expense associated with the predecessor company’s capital structure and reflects the estimated interest expense associated with the capital structure as contemplated in the Plan with an assumed weighted average interest rate of approximately 6%. A 0.125% change in assumed weighted average interest rate would increase/(decrease) pro forma interest expense, net associated with the capital structure contemplated in the Plan by approximately $2 million. D. Income tax expense. This adjustment represents the estimated tax impact of the “Exit Financing Impacts” and “Fresh Start” discussed above at a blended statutory tax rate of 28%. 50